Archrock Reports Second Quarter 2022 Results

HOUSTON, August 2, 2022 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the second quarter of 2022.

Second Quarter 2022 Highlights

●	Revenue for the second quarter of 2022 was $215.8 million compared to $195.6 million in the second quarter of 2021.
●	Net income for the second quarter of 2022 was $16.7 million compared to $8.8 million in the second quarter of 2021.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the second quarter of 2022 was $99.5 million compared to $87.0 million in the second quarter of 2021.
●	Previously-declared quarterly dividend of $0.145 per common share for the second quarter of 2022 resulted in dividend coverage of 2.3x.
●	Agreed to acquire for cash a 25% equity stake in Ecotec International Holdings, LLC (“ECOTEC”), a global leader in methane emissions monitoring and management; customer agreements in place to demonstrate ECOTEC’s proven technology in oil and gas applications this year.

Management Commentary and Outlook

“Demand for our large midstream compression accelerated across geographies, customers and horsepower categories during the second quarter,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Compared to the first quarter, we grew our operating horsepower by 100,000, adjusted for asset sales, and our horsepower utilization improved meaningfully to 87% at the end of June. In addition, year-to-date booking activity has doubled compared to the same period in 2021, providing a visible path to the full utilization of our fleet by the end of 2022. In aftermarket services, we delivered sequential revenue growth of nearly 50% with solid gross margins as our customers began catching up on deferred maintenance and as industry-wide labor scarcity is driving encouraging outsourcing trends for this work.

“We continue to be excited about the outlook for our business despite near-term challenges and uncertainties that have emerged for the global economy, including intense cost inflation. For compression, we expect capacity across the industry will remain limited in light of continued capital discipline and extending lead-times for new large horsepower units, which has already allowed us to increase spot prices to record levels. In the coming quarters, we intend to reclaim the increasing costs we are currently experiencing as we raise pricing on our installed base of operating horsepower, which we believe will translate into improved financial performance in 2023.

“Through the cyclical noise, we believe the impact of recent and unfortunate geopolitical conflicts will be lasting, resulting in significant and sustained demand for abundant, affordable and cleaner U.S. natural gas, and therefore, compression. We remain focused on what we can control, leveraging our best-in-class customer service and operational execution, harnessing the digitalization of our compression platform and advancing our decarbonization strategy. The strength of long-term natural gas fundamentals and the investments we’ve made to differentiate our compression franchise give us continued confidence in our ability to generate compelling returns for our stockholders,” concluded Childers.

Second Quarter 2022 Financial Results

Archrock’s second quarter 2022 net income of $16.7 million included a pre-tax non-cash long-lived and other asset impairment of $4.6 million. Archrock’s second quarter 2021 net income of $8.8 million included a pre-tax non-cash long-lived and other asset impairment of $3.0 million and pre-tax restructuring costs totaling $0.7 million.

Adjusted EBITDA for the second quarter of 2022 and 2021 included $18.9 million and $3.1 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the second quarter of 2022, contract operations segment revenue totaled $166.3 million, up from $163.9 million in the second quarter of 2021. Gross margin (a non-GAAP measure defined below) was $97.9 million, compared to $102.5 million in the second quarter of 2021. This reflected a gross margin percentage of 59%, compared to 63% in the prior year quarter. Total operating horsepower was 3.3 million at the end of the second quarter of both 2022 and 2021, and reflected the sale of 161,000 active horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the second quarter of 2022 increased to 87% from 82% at the end of the second quarter of 2021.

Aftermarket Services

For the second quarter of 2022, aftermarket services segment revenue totaled $49.5 million, up from $31.8 million in the second quarter of 2021, driven by higher customer demand for both parts and maintenance services. Gross margin of $7.8 million increased compared to $4.3 million in the second quarter of 2021. Gross margin percentage was 16%, up from 13% in the prior year quarter.

Balance Sheet and Financial Position

Long-term debt was $1.5 billion at June 30, 2022 and our available liquidity totaled $476.6 million. Our leverage ratio was 4.4x at June 30, 2022, compared to 4.3x as of June 30, 2021.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the second quarter of 2022 of 2.3x. The dividend will be paid on August 16, 2022 to stockholders of record at the close of business on August 9, 2022.

2022 Annual Guidance

Archrock is providing updated 2022 annual guidance as listed below. All figures are in thousands, except percentages:

	Full Year 2022 Guidance
	Low	High
Net income (1)	$18	$38
Adjusted EBITDA (2)	330	350
Cash available for dividend (3)(4)	149	164

Segment
Contract operations revenue	$675	$685
Contract operations gross margin percentage	58%	59%
Aftermarket services revenue	$165	$175
Aftermarket services gross margin percentage	16%	18%

Selling, general and administrative	$117	$115

Capital expenditures
Growth capital expenditures	$150	$150
Maintenance capital expenditures	70	75
Other capital expenditures	10	10

(1)	2022 annual guidance for net income includes $12 million of long-lived and other asset impairment as of June 30, 2022, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA, however, they are a reconciling item between the measure and net income. Long-lived and other asset impairment for the years 2021 and 2020 was $21 million and $80 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(9.5) million and $19.1 million for the years 2021 and 2020, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	June 30,		March 31,		June 30,
	2022		2022		2021
Net income	$16,746		$1,721		$8,752
Adjusted EBITDA	$99,493		$81,432		$87,045

Contract operations revenue	$166,298		$163,656		$163,865
Contract operations gross margin	$97,943		$99,155		$102,478
Contract operations gross margin percentage	59%		61%		63%

Aftermarket services revenue	$49,530		$33,545		$31,750
Aftermarket services gross margin	$7,820		$4,907		$4,260
Aftermarket services gross margin percentage	16%		15%		13%

Selling, general, and administrative	$27,691		$27,773		$26,077

Cash available for dividend	$52,068		$41,147		$42,446
Cash available for dividend coverage	2.3	x	1.8	x	1.9	x

Free cash flow	$3,576		$39,914		$31,678
Free cash flow after dividend	$(18,918)		$17,241		$9,347

Total available horsepower (at period end)	3,810		3,881		4,041
Total operating horsepower (at period end)	3,322		3,275		3,295
Horsepower utilization spot (at period end)	87%		84%		82%

Conference Call Details

Archrock will host a conference call on Wednesday, August 3, 2022, to discuss second quarter 2022 financial results. The call will begin at 9:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-440-5667 in the United States and Canada or 1-646-960-0476 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, non-cash stock-based compensation expense and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2022 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, non-cash stock-based compensation expense and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2022 cash available for dividend guidance to net income appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is the leading provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how the Company embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; Archrock’s ability to integrate ECOTEC’s products and services into its business and offer them to its customers; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2021, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Revenue:
Contract operations	$166,298	$163,656	$163,865
Aftermarket services	49,530	33,545	31,750
Total revenue	215,828	197,201	195,615
Cost of sales (excluding depreciation and amortization):
Contract operations	68,355	64,501	61,387
Aftermarket services	41,710	28,638	27,490
Total cost of sales (excluding depreciation and amortization)	110,065	93,139	88,877
Selling, general and administrative	27,691	27,773	26,077
Depreciation and amortization	41,356	43,039	44,193
Long-lived and other asset impairment	4,647	7,416	2,960
Restructuring charges	—	—	743
Interest expense	24,456	25,246	25,958
Gain on sale of assets, net	(18,948)	(2,112)	(3,124)
Other (income) expense, net	497	36	(82)
Income before income taxes	26,064	2,664	10,013
Provision for income taxes	9,318	943	1,261
Net income	$16,746	$1,721	$8,752

Basic and diluted net income per common share (1)	$0.11	$0.01	$0.06

Weighted average common shares outstanding:
Basic	153,033	152,690	152,033
Diluted	153,164	152,810	152,203

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
June 30,	March 31,	June 30,
2022	2022	2021
Revenue:
Contract operations	$166,298	$163,656	$163,865
Aftermarket services	49,530	33,545	31,750
Total revenue	$215,828	$197,201	$195,615

Gross margin (1):
Contract operations	$97,943	$99,155	$102,478
Aftermarket services	7,820	4,907	4,260
Total gross margin	$105,763	$104,062	$106,738

Gross margin percentage:
Contract operations	59%	61%	63%
Aftermarket services	16%	15%	13%
Total gross margin percentage	49%	53%	55%

Selling, general and administrative	$27,691	$27,773	$26,077
% of revenue	13%	14%	13%

Adjusted EBITDA (1)	$99,493	$81,432	$87,045
% of revenue	46%	41%	44%

Capital expenditures	$61,208	$44,858	$27,210
Proceeds from sale of property, plant and equipment and other assets	(59,814)	(5,437)	(9,691)
Net capital expenditures	$1,394	$39,421	$17,519

Total available horsepower (at period end) (2)	3,810	3,881	4,041
Total operating horsepower (at period end) (3)	3,322	3,275	3,295
Average operating horsepower	3,297	3,257	3,316
Horsepower utilization:
Spot (at period end)	87%	84%	82%
Average	86%	84%	82%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,647	$22,584	$22,404
Cash available for dividend coverage (4)	2.3	x	1.8	x	1.9	x

Free cash flow (1)	$3,576	$39,914	$31,678
Free cash flow after dividend (1)	$(18,918)	$17,241	$9,347

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower, and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	June 30,	March 31,	June 30,
	2022	2022	2021
Balance Sheet
Long-term debt (1)	$1,532,438	$1,517,015	$1,612,490
Total equity	873,918	872,323	913,821

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Net income	$16,746	$1,721	$8,752
Depreciation and amortization	41,356	43,039	44,193
Long-lived and other asset impairment	4,647	7,416	2,960
Restructuring charges	—	—	743
Interest expense	24,456	25,246	25,958
Stock-based compensation expense	2,970	3,067	3,178
Provision for income taxes	9,318	943	1,261
Adjusted EBITDA (1)	99,493	81,432	87,045
Selling, general and administrative	27,691	27,773	26,077
Stock-based compensation expense	(2,970)	(3,067)	(3,178)
Gain on sale of assets, net	(18,948)	(2,112)	(3,124)
Other (income) expense, net	497	36	(82)
Gross margin (1)	$105,763	$104,062	$106,738

(1)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Net income	$16,746	$1,721	$8,752
Depreciation and amortization	41,356	43,039	44,193
Long-lived and other asset impairment	4,647	7,416	2,960
Restructuring charges	—	—	743
Interest expense	24,456	25,246	25,958
Stock-based compensation expense	2,970	3,067	3,178
Provision for income taxes	9,318	943	1,261
Adjusted EBITDA (1)	99,493	81,432	87,045
Less: Maintenance capital expenditures	(21,833)	(13,546)	(13,015)
Less: Other capital expenditures	(1,523)	(1,983)	(5,814)
Less: Cash tax payment	(400)	(3)	(601)
Less: Cash interest expense	(23,669)	(24,753)	(25,169)
Cash available for dividend (2)	$52,068	$41,147	$42,446

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Net cash provided by operating activities	$12,952	$76,572	$49,062
Inventory write-downs	(427)	(294)	(293)
Provision for credit losses	(257)	(108)	439
Gain on sale of assets, net	18,948	2,112	3,124
Current income tax provision (benefit)	731	57	(142)
Cash tax payment	(400)	(3)	(601)
Amortization of operating lease ROU assets	(795)	(780)	(941)
Amortization of contract costs	(4,773)	(4,476)	(5,161)
Deferred revenue recognized in earnings	8,426	3,115	2,720
Cash restructuring charges	—	—	743
Changes in assets and liabilities	41,019	(18,185)	13,419
Maintenance capital expenditures	(21,833)	(13,546)	(13,015)
Other capital expenditures	(1,523)	(1,983)	(5,814)
Payments for settlement of interest rate swaps that include financing elements	—	(1,334)	(1,094)
Cash available for dividend (1)	$52,068	$41,147	$42,446

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Net cash provided by operating activities	$12,952	$76,572	$49,062
Net cash used in investing activities	(9,376)	(36,658)	(17,384)
Free cash flow (1)	3,576	39,914	31,678
Dividends paid to stockholders	(22,494)	(22,673)	(22,331)
Free cash flow after dividend (1)	$(18,918)	$17,241	$9,347

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Annual Guidance Range
	2022
	Low	High
Net income (1)	$18	$38
Interest expense	103	103
Provision for income taxes	15	15
Depreciation and amortization	170	170
Stock-based compensation expense	12	12
Long-lived and other asset impairment	12	12
Adjusted EBITDA (2)	330	350
Less: Maintenance capital expenditures	70	75
Less: Other capital expenditures	10	10
Less: Cash tax expense	1	1
Less: Cash interest expense	100	100
Cash available for dividend (3)(4)	$149	$164

(1)	2022 annual guidance for net income includes $12 million of long-lived and other asset impairment as of June 30, 2022, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA, however, they are a reconciling item between the measure and net income. Long-lived and other asset impairment for the years 2021 and 2020 was $21 million and $80 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(9.5) million and $19.1 million for the years 2021 and 2020, respectively.